EXHIBIT 99.1


                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

CONTACTS: Richard M. Ubinger                                   June Filingeri
          Vice President of Finance,                           President
          Chief Financial Officer and Treasurer                Comm-Partners LLC
          (412) 257-7606                                       (203) 972-0186

FOR IMMEDIATE RELEASE
---------------------

                 UNIVERSAL STAINLESS REPORTS FIRST QUARTER 2009 RESULTS
 - Sales of $42.2 Million in Line with Forecast, 26% below 10Q08 on 18%
                              Fewer Tons Shipped -
      - Net Loss of $3.8 Million Includes $3.6 Million of Unusual Charges -
            - Cash Flow from Operations was $2.6 Million in 1Q09 -
   - Cash on Hand Increased to $25.8 Million vs. Total Debt of $13.3 Million -
      - First Phase of Melt Shop Project Completed On-Time and On-Budget -

BRIDGEVILLE, PA, April 29, 2009 - Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) reported today that sales for the first quarter of 2009 were $42.2 million, which was at the high end of its forecast of $32 million to $42 million. This compares with sales of $56.8 million in the first quarter of 2008.

The Company recorded a net loss for the first quarter of 2009 of $3.8 million, or $0.57 per diluted share, which included unusual charges of $3.6 million equivalent to $0.53 per share, after-tax, as detailed below. The Company announced on March 24 that the deepening recession and economic uncertainty would contribute to an expected loss for the quarter and include unusual charges. In the first quarter of 2008, the Company recorded net income of $4.7 million, or $0.70 per diluted share. The first quarter of 2009 included the following unusual charges (totaling $6.0 million pre-tax):

o $1.9 million increase to the bad debt reserve due to the inability of a privately held service center customer to pay amounts owed on 2008 business and a related $0.5 million increase to the inventory reserve;

o $1.5 million due to a decline in raw material values and the consumption of high cost material during the quarter;

o    $1.0 million write-down of stock inventory;

o    $0.9 million attributed to the reduction of operating levels; and

o    $0.2 million  resulting  from a 20%  reduction in salaried employees.

Cash flow from operations remained positive in the first quarter of 2009 and totaled $2.6 million. Capital expenditures were a near-record $3.7 million including initial expenditures of $2.5 million for the $13 million melt shop upgrade project. At March 31, 2009, cash was $25.8 million, working capital was $100.6 million and long-term debt was $12.9 million.

President and CEO Dennis Oates commented: "The persistence of very difficult economic and credit conditions in the first quarter of 2009 resulted in reduced market demand, significant de-stocking in the specialty steel supply channel and liquidity problems for several of our privately-held customers. We have executed plans to aggressively reduce costs, generate cash and adjust our operating levels to market realities.

"These actions are designed to improve our performance under current conditions and position us to seize opportunities when the markets recover. We continue to strengthen our organization with industry veterans through the addition of Bill Beible as Senior Vice President of Operations and the naming of Chris Ayers to our Board of Directors. Lastly, our strategic investment program is progressing on time and on budget. These investments are focused on reducing production cycle times, increasing customer service levels, improving material yields, reducing operating costs and enhancing working capital management."

Mr. Oates concluded: "Given the unprecedented uncertainty in our industry, we are not providing specific earnings guidance for the second quarter of 2009. We anticipate that second quarter sales will be below those of the first quarter of 2009 based on current low order entry and a decline in our backlog to $58 million at March 31 from $75 million at year-end. Our performance in the second quarter of 2009 is expected to be aided by our cost saving initiatives and better alignment of material costs to surcharges. We also expect to generate positive cash flow and maintain our strong balance sheet."

Segment Review
--------------

For the first quarter of 2009, the Universal Stainless & Alloy Products segment had sales of $36.7 million and an operating loss of $3.9 million, including $5.0 million of unusual charges. In the first quarter of 2008, sales were $48.2 million and operating income was $4.9 million, or 10% of sales. In the fourth quarter of 2008, sales were $53.1 million and operating income of $1.9 million, or 3% of sales.

Segment sales declined 24% from the first quarter of 2008 primarily due to a 19% decrease in tons shipped. Increased shipments to forgers and OEMs were offset by lower shipments to rerollers and to service centers, mainly of tool steel plate. Segment sales decreased 31% from the fourth quarter of 2008 on 19% fewer tons shipped.

The Dunkirk Specialty Steel segment recorded sales of $11.4 million and an operating loss of $2.5 million for the first quarter of 2009, including unusual charges of $1.0 million. In the first quarter of 2008, sales were $20.1 million and operating income was $2.8 million, or 14% of sales. In the fourth quarter of 2008, sales were $11.4 million and the operating loss of $1.3 million, including a $248,000 charge related to the relocation of the round bar finishing line to Dunkirk from Bridgeville.

Dunkirk's sales declined 43% from the first quarter of 2008 while tons shipped decreased 28% due to lower shipments to all customer categories and lower surcharges. Dunkirk's sales were level with the fourth quarter of 2008 while tons shipped increased 23%, with the benefit of a strong increase in shipments to service centers offset by lower surcharges.

Webcast
-------

A simultaneous Webcast of the Company's conference call discussing the first quarter of 2009, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company's website at www.univstainless.com, and thereafter archived on the website.



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




About Universal Stainless & Alloy Products, Inc.
------------------------------------------------

     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers, original equipment manufacturers and wire redrawers. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor
---------------------------------------

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the receipt, pricing and timing of future customer orders, risks associated with significant fluctuations that may occur in raw material and energy prices, risks associated with the manufacturing process, labor and production yields, risks related to property, plant and equipment, and risks related to the ultimate outcome of the Company's current and future litigation and regulatory matters. The Company's actual results in future periods also may be impacted by various economic and market risk and uncertainties, many of which are beyond the Company's control. Certain of these risks and other risks are described in the Company's filings with the Securities and Exchange Commission
(SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

                                 -TABLES FOLLOW-



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




                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                              FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except per share information)
                                   (Unaudited)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                              For the Quarter Ended
                                                     March 31,
                                              2009           2008
                                              ----           ----
   Net Sales

Stainless steel                           $   33,762         $   42,028
Tool steel                                     3,329              9,107
High-strength low alloy steel                  2,743              4,011
High-temperature alloy steel                   2,019              1,146
Conversion services                              304                525
Other                                             29                 28
                                           ---------          ---------
   Total net sales                            42,186             56,845
Cost of products sold                         43,864             46,779
Selling and administrative expenses            4,737              3,075
                                           ---------          ---------
   Operating income (loss)                    (6,415)             6,991
Interest expense                                 (24)               (28)
Other income                                      30                 87
                                           ---------          ---------
   Income (loss) before taxes                 (6,409)             7,050
Income tax (benefit) provision                (2,583)             2,327
                                           ---------          ---------
   Net income (loss)                      $   (3,826)        $    4,723
                                           =========          =========

Earnings (loss) per share - Basic         $    (0.57)        $     0.71
                                           =========          =========
Earnings (loss) per share - Diluted       $    (0.57)        $     0.70
                                           =========          =========

Weighted average shares of
Common Stock outstanding
   Basic                                   6,732,284          6,663,213
   Diluted                                 6,761,436          6,771,482

                           MARKET SEGMENT INFORMATION

                                              For the Quarter Ended
                                                     March 31,
                                              2009           2008
                                              ----           ----
   Net Sales

Service centers                           $   17,532         $   29,234
Forgers                                       12,971              9,018
Rerollers                                      6,004             11,239
Original equipment manufacturers               4,399              5,441
Wire redrawers                                   947              1,369
Conversion services                              304                525
Other                                             29                 19
                                           ---------          ---------
   Total net sales                        $   42,186         $   56,845
                                           =========          =========
Tons shipped                                   9,593             11,767
                                           =========          =========


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





                            BUSINESS SEGMENT RESULTS

Universal Stainless & Alloy Products Segment

                                              For the Quarter Ended
                                                     March 31,
                                              2009           2008
                                              ----           ----
   Net Sales

Stainless steel                           $   25,995         $   27,310
Tool steel                                     3,208              8,424
High-strength low alloy steel                  1,015              1,113
High-temperature alloy steel                     734                569
Conversion services                              188                357
Other                                             29                 10
                                           ---------          ---------
                                              31,169             37,783
Intersegment                                   5,516             10,415
                                           ---------          ---------

   Total net sales                            36,685             48,198
Material cost of sales                        20,266             23,339
Operation cost of sales                       16,460             17,790
Selling and administrative expenses            3,873              2,138
                                           ---------          ---------

   Operating income (loss)                $   (3,914)        $    4,931
                                           =========          =========


Dunkirk Specialty Steel Segment

                                              For the Quarter Ended
                                                     March 31,
                                              2009           2008
                                              ----           ----
   Net Sales
Stainless steel                           $    7,767         $   14,718
Tool steel                                       121                683
High-strength low alloy steel                  1,728              2,898
High-temperature alloy steel                   1,285                577
Conversion services                              116                168
Other                                              -                 18
                                           ---------          ---------
                                              11,017             19,062
Intersegment                                     365                988
                                           ---------          ---------

   Total net sales                            11,382             20,050
Material cost of sales                         8,794             11,839
Operation cost of sales                        4,225              4,489
Selling and administrative expenses              864                937
                                           ---------          ---------

   Operating income (loss)                $   (2,501)        $    2,785
                                           =========          =========



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


                           CONSOLIDATED BALANCE SHEET


                                                 March 31,      December 31,
                                                   2009              2008
                                                   ----              ----
   Assets

Cash                                            $   25,781         $   14,812
Accounts receivable, net                            29,190             33,057
Inventory                                           51,397             63,222
Other current assets                                10,973              8,239
                                                 ---------          ----------

   Total current assets                            117,341            119,330
Property, plant & equipment, net                    65,203             62,626
Other assets                                         1,365                988
                                                 ---------          ---------

   Total assets                                 $  183,909         $   182,944
                                                 =========          ==========


   Liabilities and Stockholders' Equity

Trade accounts payable                          $   11,935         $    19,350
Outstanding checks in excess of bank balance           790                 540
Accrued employment costs                             3,189               3,795
Current portion of long-term debt                      409                 403
Other current liabilities                              381                 421
                                                 ---------          ----------

    Total current liabilities                       16,704             24,509
Long-term debt                                      12,940              1,046
Deferred taxes                                      12,033             11,689
Other liabilities                                      290                  -
                                                 ---------          ---------

   Total liabilities                                41,967             37,244
Stockholders' equity                               141,942            145,700
                                                 ---------          ---------

   Total liabilities and stockholders' equity   $  183,909         $  182,944
                                                 =========          =========



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


                    CONSOLIDATED STATEMENT OF CASH FLOW DATA

                   For the Three-Month Period Ended March 31,

                                                       2009               2008
                                                       ----               ----
Cash flows provided by operating activities:
  Net income (loss)                                  $   (3,826)     $   4,723
  Adjustments to reconcile to net cash
    provided by operating activities:
      Depreciation and amortization                       1,164            982
      Loss on retirement of fixed assets                      -            286
      Deferred tax (decrease) increase                     (609)            91
      Stock based compensation expense                      250            195
      Tax benefit from share-based payment
        arrangements                                          -           (183)
  Changes in assets and liabilities:
      Accounts receivable, net                            3,867         (7,174)
      Inventory                                          11,825             37
      Trade accounts payable                             (7,415)           767
      Accrued employment costs                             (606)        (1,669)
      Other, net                                         (2,013)         2,153
                                                      ---------       --------
Cash flow provided by operating activities                2,637            208
                                                      ---------       --------
Cash flow used in investing activities:
  Capital expenditures                                   (3,734)        (3,092)
                                                      ---------       --------
Cash flow used in investing activities                   (3,734)        (3,092)
                                                      ---------       --------
Cash flows used in financing activities:
  Long-term debt issuance                                12,000              -
  Long-term debt repayments                                (100)           (99)
  Net change in outstanding checks in excess
    of bank balance                                         250          2,740
  Deferred financing costs                                  (84)
  Proceeds from issuance of common stock                      -            207
  Tax benefit from share-based payment
    arrangements                                              -            183
                                                      ---------       --------
Cash flow used in financing activities                   12,066          3,031
                                                      ---------       --------

    Net cash flow                                    $   10,969      $     147
                                                      =========       ========



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